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                                                                    EXHIBIT 23.3



                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Patriot Scientific Corporation
San Diego, California



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 17, 1996 relating to the financial statements of Metacomp, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/  HARLAN & BOETTGER, LLP



San Diego, California
August 29, 1997



                                      EX-10